UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 5, 2015

Armada Oil, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55128	98-0195748
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

5220 Spring Valley Road
Suite 615
Dallas, TX 75254
 (Address of principal executive offices, including zip code)

(972) 490-9595
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 5, 2015, we, our wholly owned subsidiary, Mesa Energy, Inc. (“MEI”), and Armada Midcontinent, LLC, a wholly owned subsidiary of MEI, entered into the Seventh Amendment to Loan Agreement (the “Seventh Amendment”) with Prosperity Bank (the “Bank”), successor by merger to The F&M Bank & Trust Company. The Seventh Amendment modifies and amends the original loan agreement with the Bank, as amended through the date of the sixth amendment, May 30, 2014 (the “Loan Agreement”).  In accordance with the terms of the Seventh Amendment, we converted our existing senior secured revolving line of credit (the “Revolving Loan”) with the Bank, which matured on November 22, 2014 and which we were not able to repay in full at that time, into a term loan (the “Term Loan”). The Term Loan is in the principal amount of $3,472,693, the amount that was outstanding under the Revolving Loan at the date of that loan’s maturity.  No additional advances will be available to us under the Term Loan.

The Term Loan, which is evidenced by a term promissory note dated March 5, 2015 (the “Note”), is repayable according to the terms set out below:

(a)           interest is due and payable monthly as it accrues, commencing on the 5th day of April, 2015, and continuing on the 5th day of each successive month through and including September 5, 2015;

(b)           commencing October 5, 2015 and continuing on the 5th day of each successive month thereafter during the term of the Note, the principal of the Note will be due and payable in equal amounts of $50,000.00 per month, plus all accrued and unpaid interest; and

(c)           the outstanding principal balance of the Note, together with all accrued but unpaid interest, will be due and payable on March 5, 2016, at which time all unpaid sums then owing will be payable in full, principal and interest.

The Note may be prepaid in whole or in part at any time without premium or penalty.

Payment of the Note is secured, in part, by first liens and first security interests in, and a mortgage on, our lease properties in Woodson County, Kansas and by our other obligations under the Loan Agreement and related security agreements.

The Note carries interest until maturity at a fluctuating rate per annum equal to the lesser of (a) the Prime Rate in effect from day to day plus one percent (1.00%), provided, however, that the rate applicable under this calculation shall never fall below a floor rate of five and three-fourths of one percent (5.75%) per annum; or (b) the maximum rate allowable under applicable law.

Additionally, the financial covenants set forth in Article 8 of the Loan Agreement have been removed and all violations of the financial covenants occurring prior to the date of the Seventh Amendment have been waived.  We have paid the Bank an origination fee on the Term Loan of $8,681.73.

This Item contains summaries of the material terms of various agreements executed in connection with the transactions described herein, which are filed as exhibits hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 above is incorporated into this Item by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that, while these exhibits constitute public disclosure under the federal securities laws, they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements.  The agreements may contain representations and warranties by each of the parties to the applicable agreement.  These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found in the Company’s public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	Description

4.1	Term Promissory Note dated March 5, 2015
10.1	Seventh Amendment to Loan Agreement dated March 5, 2015
10.2	First Amendment to Mortgage and Security Agreement dated March 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Armada Oil, Inc.

Date:  March 10, 2015

 By:  /s/ Randy M. Griffin
Name:  Randy M. Griffin
Title:    Chief Executive Officer